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                                                                   EXHIBIT 10.57

                       PRIORITY FULFILLMENT SERVICES, INC.

                           FIRST AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

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This FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of December __, 2004, by and between Comerica Bank ("Bank") and Priority Fulfillment Services, Inc. ("Borrower").

                                    RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT

The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

            1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term "financial statements" shall include the accompanying notes and schedules.

      2.    LOAN AND TERMS OF PAYMENT.

            2.1   Credit Extensions.

                  (a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                  (b)   Revolving Advances.

                        (i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, less any amounts outstanding under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                        (ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions, but upon prior notice to Borrower, if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower's deposit account.

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                        (iii) Letter of Credit Sublimit. Subject to the
      availability under the Committed Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Committed Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Committed Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the Revolving Maturity Date. If Borrower has not secured to Bank's satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in Borrower's name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding. The Standby Letter of Credit is not subject to the Letter of Credit Sublimit and is not a "Letter of Credit" for purposes of this Section 2.1(b)(iii).

                  (c)   Equipment Advances.

                        (i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in two tranches, Tranche A and Tranche B. Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the Tranche A Availability End Date through the Tranche B Availability End Date. The aggregate outstanding amount at any time of Tranche A Equipment Advances and Tranche B Equipment Advances shall not exceed the Maximum Equipment Line Availability. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment and software approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance; provided that the first Equipment Advance may finance equipment and software purchased by Borrower no earlier than July 1, 2004, so long as the amount advanced with respect to such equipment shall not exceed $225,000), including taxes, shipping, warranty charges, freight discounts and installation expense (collectively, "Soft Costs"); provided that the aggregate amount of Equipment Advances made for Soft Costs shall not exceed 20% of the aggregate principal amount of Equipment Advances.

                        (ii) Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on July ___, 2005, and continuing on the same day of each month thereafter through December ___, 2007, at which time all amounts due in connection with Tranche A Equipment Advance made under this
      Section 2.1(c) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on January ___, 2006, and continuing on the same day of each month thereafter through June ___, 2008, at which time all amounts due in connection with Tranche B Equipment Advance made under this Section 2.1(c) and any other amounts due under this Agreement

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      shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

                        (iii) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time on the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

                  (d) Standby Letter of Credit. Subject to the terms and conditions of this Agreement,, and in reliance on the representations and warranties of Borrower set forth herein, Bank shall issue for the account of Borrower the Standby Letter of Credit. The Standby Letter of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will reimburse Bank for any drawn amounts under the Standby Letter of Credit in accordance with the terms of the Reimbursement Agreement. All drawn amounts under the Standby Letter of Credit shall (i) accrue interest at the rates set forth in the Reimbursement Agreement from the date drawn until paid in full and (ii) be paid in accordance with the terms of the Reimbursement Agreement.

                  (e)   Equipment Term Loan.

                  (i) Bank has heretofore made a term loan (the "Equipment Term Loan") to Borrower to refinance certain equipment leases and for equipment acquisitions. The Equipment Term Loan was advanced in three tranches, herein called "Existing Tranche A", "Existing Tranche B," and "Existing Tranche C."

                  (ii) Interest accrues on the Equipment Term Loan at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Existing Tranche A is payable in 15 equal installments of principal, plus all accrued interest, beginning on January 15, 2005, and continuing on the same day of each month thereafter until February 15, 2006, at which time all amounts due in connection with the Existing Tranche A shall be immediately due and payable. The Existing Tranche B is payable in 21 equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005, and continuing on the same day of each month thereafter through September 10, 2006, at which time all amounts due in connection with the Existing Tranche B shall be immediately due and payable. The Existing Tranche C is payable in 21 equal monthly installments of principal, plus all accrued interest, beginning on January 1, 2005 and continuing on the same day of each month thereafter through September 10, 2006,, at which time all amounts due in connection with the Existing Tranche C shall be immediately due and payable. The Equipment Term Loan, once repaid, may not be reborrowed. Borrower may prepay the Equipment Term Loan, or any portion thereof, without penalty or premium.

            2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Committed Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

            2.3   Interest Rates, Payments, and Calculations.

                  (a)   Interest Rates.

                        (i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to 1.0% above the Prime Rate.

                        (ii) Equipment Advances. Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate equal to 1.5% above the Prime Rate.

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                        (iii) Equipment Term Loan. Except as set forth in
      Section 2.3(b), the Equipment Term Loan shall bear interest, on the outstanding daily balance thereof, at a rate equal to 1.5% above the Prime Rate.

                        (iv) Standby Letter of Credit. Any drawn amount under the Standby Letter of Credit shall bear interest, on the outstanding daily balance thereof, at the rates set forth in the Reimbursement Agreement.

                  (b) Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or
(ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                  (c) Payments. Interest hereunder shall be due and payable on the 15th of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                  (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (e) Limitation on Interest. Borrower and Bank intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect. If, notwithstanding the foregoing, any amount constituting interest is nonetheless charged or collected in excess of the maximum amount of interest permitted to be charged by applicable usury law from time to time in effect, then such excess shall, at the option of the payee thereof, be credited on the amount of the obligations owed to such payee or refunded by such payee to the payor thereof.

            2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

            2.5   Fees. Borrower shall pay to Bank the following:

                  (a) Facility Fee. On the Closing Date, a Facility Fee equal to $5,000, which shall be nonrefundable.

                  (b) Letter of Credit Fees. On the Closing Date and on each December 1 thereafter, a letter of credit fee pursuant to, and in accordance with, the terms of Section 1(c) of the Reimbursement Agreement.

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                  (c)   Bank Expenses. On the Closing Date, all Bank Expenses
incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

            2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

            2.7 Equipment Term Loan and Equipment Advances Following Termination of Committed Revolving Line. In the event all Advances are paid in full and the Committed Revolving Line is terminated prior to the payment in full of the Equipment Term Loan and the Equipment Advances, unless Borrower complies with the requirements of either clause (a) or (b) of this Section 2.7, this Agreement will remain in full force and effect (except as to the availability of the Committed Revolving Line) and Bank's security interest in the Collateral will continue to secure Borrower's obligations under the Equipment Term Loan and the Equipment Advances.

                  (a) Borrower may, at its option, pay to Bank in full all amounts outstanding (all unpaid principal and accrued interest through the date of payoff) under the Equipment Term Loan and the Equipment Advances, whereupon
(i) Borrower's rights to receive, and Bank's obligations to make, Equipment Advances shall automatically terminate, (ii) Bank shall release its security interests in the Collateral, and (iii) this Agreement shall terminate (subject to Section 13.7 hereof); or

                  (b) Borrower may, at its option, concurrently with the termination of the Committed Revolving Line, deposit with Bank (or an Affiliate of Bank) an amount equal to the aggregate principal balance of the Equipment Term Loan and the Equipment Advances then outstanding (the "Additional Cash Collateral") and execute a pledge and security agreement in favor of Bank, in form and substance satisfactory to Bank, pursuant to which Borrower shall grant a first priority security interest in favor of Bank in the Additional Cash Collateral. Upon receipt of the Additional Cash Collateral and executed pledge and security agreement, Bank will release its security interest in all Collateral other than the Additional Cash Collateral and all of the covenants contained in Articles 6 and 7 hereof (other than 6.1, 6.2(b)-(g) and 6.4) shall terminate and be of no further force or effect. Bank agrees that it will, from time to time upon written request by Borrower, release its security interest on, and distribute in accordance with Borrower's written directions, Additional Cash Collateral in an amount equal to the amount by which the Additional Cash Collateral exceeds the aggregate outstanding principal balance of the Equipment Term Loan and the Equipment Advances as of the date of such request. When all Equipment Advances, the Equipment Term Loan, and other Obligations have been paid in full, Bank shall release its security interest in any remaining Additional Cash Collateral.

      3.    CONDITIONS OF LOANS.

            3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)   this Agreement;

                  (b) an officer's certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c)   a financing statement (Form UCC-1);

                  (d)   an intellectual property security agreement;

                  (e)   agreement to provide insurance;

                  (f) payment of the fees and Bank Expenses then due specified in Section 2.5;

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                  (g)   current SOS Reports indicating that except for Permitted
Liens, there are no other security interests or Liens of record in the Collateral;

                  (h) current financial statements, including audited statements for Borrower's most recently ended fiscal year, together with an unqualified opinion, in accordance with Section 6.2;

                  (i) an appraisal of (i) the equipment to be purchased by Borrower with the proceeds of the Bonds and (ii) all other Equipment of Borrower, reflecting an aggregate orderly liquidation value of at least $3,500,000 (or, if such appraisal reflects an aggregate orderly liquidation value of less than $3,500,000, Borrower's compliance with Section 6.7(c)).;

                  (j)   a guarantee executed and delivered by Guarantor;

                  (k) a pledge agreement executed and delivered by Guarantor pursuant to which Guarantor pledges all of its ownership interest in Borrower and 65% of its ownership interest in Priority Fulfillment Services of Canada, Inc.;

                  (l) an officer's certificate of Guarantor with respect to incumbency and resolutions authorizing the execution and delivery of the Loan Documents to which Guarantor is a party;

                  (m) subordination agreements duly executed and delivered by each of IBM Credit Corporation, IBM Belgium Financial Services S.A., and Congress Financial Corporation (Southwest);

                  (o) true, correct and complete copies of the executed Bond Documents;

                  (p) opinion from Borrower's counsel that the execution and delivery of this Agreement, the Bond Documents and the consummation of the transactions contemplated herein and therein do not violate any other contract or agreement of Borrower or Guarantor; and

                  (q) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

            3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                  (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                  (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

      4.    CREATION OF SECURITY INTEREST.

            4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

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            4.2   Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that describe the Collateral and to describe the Collateral as all assets of Borrower of the kind pledged hereunder and which contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain "control" of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

            4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

            4.4 Lockbox. Borrower shall notify all account debtors to make payments with respect to its Accounts directly to the lockbox established with Bank (the "Lockbox"). Any payments received by Borrower with respect to its Accounts by wire transfer shall be deposited directly in Borrower's primary deposit accounts held with Bank. Bank shall have exclusive and unrestricted access to the Lockbox. So long as no Event of Default has occurred and is continuing, Bank shall transfer all funds received in the Lockbox in accordance with Borrower's instructions. During the continuation of an Event of Default, all funds received in the Lockbox shall be applied to reduce the Obligations, subject to the terms of Section 2.4.

      5.    REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants as follows except as set forth in the
Schedule:

            5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation (or limited liability company) duly existing under the laws of its respective Organizational Jurisdiction and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

            5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

            5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor subject to the audit disputes and other rights of the account debtor arising in the ordinary course of business of Borrower.

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Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, no security account or deposit account (excluding the Third Party Deposit Accounts) is maintained or invested with a Person other than Bank or Bank's affiliates.

            5.4 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower's knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, sublicensing fees received or to be received by Borrower with respect to intellectual property do not give rise to more than 5% of its gross revenue in any given month.

            5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in its Chief Executive Office.

            5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

            5.7 No Material Adverse Change in Financial Statements. All consolidating and consolidated financial statements related to Guarantor, Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Guarantor's and Borrower's consolidating and consolidated financial condition as of the date thereof and Guarantor's and Borrower's consolidating and consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Guarantor or the financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank, except for ordinary seasonal fluctuations in the ordinary course of business.

            5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

            5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

            5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

            5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

            5.12  Intentionally Omitted.

            5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

      6.    AFFIRMATIVE COVENANTS.

      Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

            6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its respective Organizational Jurisdiction, shall maintain qualification and good standing in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except where the failure to meet such requirements would not reasonably be expected to have a Material Adverse Effect. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

            6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank:

                  (a) as soon as available, but in any event within 35 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement of Guarantor covering Borrower's operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer;

                  (b) as soon as available, but in any event within 90 days after the end of Guarantor's fiscal year, audited consolidated and unaudited consolidating financial statements of Guarantor prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such consolidated financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

                  (c) as soon as available, but in any event within 90 days after the end of BSD's fiscal year, audited consolidated and unaudited consolidating financial statements of BSD prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such consolidated financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

                  (d) as soon as available, but in any event within 45 days after the end of Guarantor's fiscal quarter, all reports on Form 10-Q filed by Guarantor with the Securities and Exchange Commission;

                  (e) as soon as available, but in any event within 90 days after the end of Guarantor's fiscal year, all reports on Form 10-K filed by Guarantor with the Securities and Exchange Commission;

                  (f) if applicable, copies of all other statements, reports and notices sent or made available generally by Borrower or Guarantor to its security holders or to any holders of Subordinated Debt;

                  (g) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more;

                  (h) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time;

                  (i) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement;

                  (j) within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings by invoice date of accounts receivable and accounts payable;

                  (k) within 35 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto;

                  (l) on or before January 31 of each year, a preliminary draft of Borrower's financial projections (including income statement and balance sheet) for the following fiscal year;

                  (m) on or before February 28 of each year, a copy of Borrower's financial projections (including income statement and balance sheet) for the following fiscal year, as approved by Borrower's Board of Directors;

                  (n) as soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto; and

                  (o) Bank shall have a right from time to time, upon reasonable prior notice, hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

            6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $100,000.

            6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

            6.5 Insurance.

                  (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

            6.6 Primary Depository. Except for those accounts specified on the Schedule that support existing letters of credit issued at the application of Borrower and the Third Party Deposit Accounts, all primary depository, operating and investment accounts of Borrower shall be maintained with Bank or Bank's Affiliates.

            6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants, measured as of the last day of each calendar month unless stated otherwise:

                  (a) Liquidity Ratio. A ratio of Cash (including all Cash held in a sinking fund with Bank for repayment of the Bonds) plus Eligible Accounts to the remainder of (i) all Indebtedness to Bank minus (ii) 65% of the aggregate original acquisition cost of the Equipment purchased by Borrower with Bond proceeds and Equipment Advances of at least 1.25 to 1.00.

                  (b) Minimum Cash. A balance of Cash at Bank and Cash at Bank's affiliates covered by a control agreement (including all Cash held in a sinking fund with Bank for repayment of the Bonds) of not less than $1,250,000; provided that in the event the appraisal of Equipment described in Section 3.1(j) reflects an aggregate orderly liquidation value of less than $3,500,000 (such deficiency, herein called a "Shortfall"), the $1,250,000 minimum cash requirement shall be automatically increased by the amount of the Shortfall. For example, if the appraisal reflects an aggregate orderly liquidation value of $3,000,000, Borrower will be required to maintain Cash at Bank and Cash at Bank's affiliates of not less than $1,750,000.

                  (c) Tangible Net Worth. A consolidated Tangible Net Worth of Guarantor not less than the greater of (i) $20,000,000 or (ii) $2,000,000 plus the amount of Tangible Net Worth of Guarantor required to be maintained pursuant to the terms of the loan documents between Borrower and IBM Belgium Financial Services S.A., Congress Financial Corporation (Southwest) or IBM Credit Corporation, as from time to time amended, modified or restated.

                  (d) EBITDA. For each month ending during the period beginning December 2004 through and including May 2005, the variance, if negative (but expressed as a positive number), between Borrower's EBITDA for the Applicable Period and (i) for the period ending December 2004, $1,669,000, and (ii) for each period thereafter, the EBITDA set forth in the Approved Projections for such period shall not exceed the Allowed Variance. Beginning with June 2005 and each month thereafter, the variance, if negative (but expressed as a positive number), between Borrower's EBITDA for the twelve consecutive month period ending on the date of calculation and the EBITDA set forth in the Approved Projections for such twelve consecutive month period shall not exceed $2,400,000. As used herein, "EBITDA" shall mean, for any period of calculation, Borrower's earnings for such period before interest and taxes plus depreciation, amortization and non-cash stock compensation accruals to the extent deducted in the calculation of such earnings. "Applicable Period" shall mean, as of any date of calculation, the period beginning on June 1, 2004, through and including such date of calculation. "Allowed Variance" means, for any date of calculation, $200,000 multiplied by the number of months included in the Applicable Period for such date of calculation. "Approved Projections" means for any period of time, the projections for such period that have been approved by Borrower's Board of Directors and delivered to Bank. Borrower shall deliver to Bank (i) a preliminary draft of the projections for the next fiscal year of Borrower by January 31 of each year and (ii) the updated projections approved by Borrower's Board of Directors for the next fiscal year not later than February 28 of each year.

            6.8 Registration of Intellectual Property Rights.

                  (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registerable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

                  (b) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

                  (c) Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

                  (d) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the priority of Bank's security interest in the Intellectual Property Collateral.

                  (e) Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                  (f) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.8, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after 15 days' notice to Borrower.

                  (g) Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

            6.9 Chase Lockbox. Borrower shall use its best efforts to obtain a control agreement in favor of Bank that is executed by Chase Bank on the lockbox and related deposit account of Borrower held with Chase Bank.

            6.10 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

            6.11 Weekly Reporting. During any period of time that the Adjusted Tangible Net Worth of Guarantor is less than $21,000,000, Borrower shall deliver the information described in Section 6.2(j) on the second Business Day of each calendar week for the immediately preceding calendar week.

      7.    NEGATIVE COVENANTS.

      Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank's prior written consent, which shall not be unreasonably withheld:

            7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

            7.2 Change in Name, Location or Executive Office, Change in Business; Change in Fiscal Year; Change in Control. Change its name, Organizational Jurisdiction, or relocate its chief executive office without 30 days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.

            7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower or Guarantor), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (other than acquisitions by Borrower, Guarantor or a Subsidiary of an existing Subsidiary's capital stock or property) except where
(i) such transactions do not in the aggregate exceed $250,000 and (ii) no Event of Default has occurred, is continuing or would exist after giving effect to the transactions.

            7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank, if either before or after giving effect to such prepayment, an Event of Default has occurred and is continuing.

            7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower's property.

            7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Subsidiaries may pay dividends and make such distributions or payments to Borrower and Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists.

            7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its securities accounts or deposit accounts with a Person other than Bank or Bank's affiliates (excluding those existing accounts specified in the Schedule and the Third Party Deposit Accounts) unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary (other than Business Supplies Distributors Holdings, LLC and its Subsidiaries with respect to their existing Indebtedness owed to IBM Credit Corporation, IBM Belgium Financial Services S.A. and Congress Financial Corporation (Southwest)) to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

            7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) the transaction management fees charged to Supplies Distributors, Inc. and its Subsidiaries by Borrower and its Subsidiaries, (b) interest expenses on intercompany Indebtedness owed to Borrower or Guarantor, (c) intercompany tax payments, (d) Permitted Investments, (e) Permitted Indebtedness, and (f) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

            7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any material provision affecting Bank's rights contained in any documentation relating to the Subordinated Debt without Bank's prior written consent, which consent shall not be unreasonably withheld or delayed.

            7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 of the Schedule, and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

            7.11 No Investment Company. Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

            7.12 Capital Expenditures. Make capital expenditures in an aggregate amount (including capital expenditures made by Borrower's Subsidiaries) greater than (i) $4,000,000 (excluding capital expenditures financed with Bond Proceeds and the Equipment Advances) in each of Borrower's fiscal years 2004 and 2005, and (ii) $3,000,000 in Borrower's fiscal year 2006, and each fiscal year thereafter. As used herein, the term "capital expenditures" does not include (i) any software that is internally developed by Borrower, whether or not Borrower capitalizes the development costs, and (ii) any equipment ordered, but not yet accepted or paid for, by Borrower.

            7.13 Outgoing Wires. During any period in which the ratio of Liquidity Ratio set forth in Section 6.7(a) is less than 2.0 to 1.0, Borrower will not wire any funds from its deposit accounts other than wire transfers to the account debtors and freight providers listed on the Schedule, without the prior approval of Bank. It being understood that as of the end of each fiscal quarter, Borrower may amend or modify the list of account debtors and freight providers set forth on the attached Schedule by written notice to Bank.

      8.    EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

            8.1 Payment Default. If Borrower fails to pay any of the Obligations when due;

            8.2 Covenant Default.

                  (a) If Borrower fails to perform any obligation under Section 6.2(j), 6.2(l) or 6.7 or violates any of the covenants contained in Article 7 of this Agreement; or

                  (b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 10 days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 10 day period or cannot after diligent attempts by Borrower be cured within such 10 day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

            8.3 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank's security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

            8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

            8.5 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

            8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

            8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $250,000 or that could have a Material Adverse Effect;

            8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

            8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $500,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

            8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

            8.11 Guaranty. If any guaranty of all or a portion of the Obligations (a "Guaranty) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the "Guaranty Documents"), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to Guarantor or any other guarantor.

      9.    BANK'S RIGHTS AND REMEDIES.

            9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:


                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

                  (b) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, and Borrower shall promptly deposit and pay such amounts.

                  (c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                  (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                  (e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                  (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                  (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

                  (i) Bank may credit bid and purchase at any public sale;

                  (j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

                  (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

            9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (i) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g), (h) and (i) above regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

            9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

            9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

            9.5 Bank's Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

            9.7 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

            9.8 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

      10.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

            If to Borrower:       Priority Fulfillment Services, Inc.
                                  500 N. Central Expressway, 5th Floor
                                  Plano, Texas 75074
                                  Attn: Thomas J. Madden
                                  FAX: (972) 633-3952

            If to Bank:           Comerica Bank
                                  2321 Rosecrans Ave., Suite 5000
                                  El Segundo, CA 90245
                                  Attn: Manager

                               FAX: (310) 297-2290

          with a copy to:      Comerica Bank
                               801 E. Campbell Road, Suite 142
                               Richardson, Texas 75081
                               Attn: Stu Bell
                               FAX: (214) 570-7979

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

      12. REFERENCE PROVISION. If and only if the jury trial waiver set forth in
Section 11 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

            a. Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. Upon being selected, the referee shall (a) be requested to set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP Section 644 in any court in the State of

California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

            b. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses.

            c. The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

            d. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act
Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding.

      13.   GENERAL PROVISIONS.

            13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

            13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, except for obligations, demands, claims and liabilities caused by Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), INCLUDING ANY OBLIGATIONS, DEMANDS, CLAIMS, LIABILITIES AND LOSSES RESULTING FROM BANK'S OWN NEGLIGENCE OR ARISING OUT OF ANY CLAIM OR THEORY OF STRICT LIABILITY, except for losses caused by Bank's gross negligence or willful misconduct.

            13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            13.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

            13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            13.8 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

            13.9 Restatement. This Agreement restates, amends and continues in its entirety that certain Loan and Security Agreement dated as of March 28, 2003 (as heretofore amended, the "Original Agreement"), among Borrower, Priority Fulfillment Services of Canada, Inc. ("PFS Canada"), and Bank, and all of the terms and provisions hereof shall supersede the terms and provisions thereof. This Agreement renews, extends, and continues all liens, rights and security interests on any property of Borrower existing by virtue of the Original Agreement, but the terms and provisions and conditions of such liens, rights, and security interests shall hereafter be governed in all respects by this Agreement. Inasmuch as Borrower and PFS Canada were jointly and severally liable for all obligations under the Original Agreement, Borrower hereby irrevocably and unconditionally assumes and promises to perform all duties, responsibilities and obligations of PFS Canada arising out of or pursuant to the Original Agreement or any other Loan Document (as defined in the Original Agreement). PFS Canada is hereby released from all obligations and liabilities to Bank under the Original Agreement.

      THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       PRIORITY FULFILLMENT SERVICES, INC.

                                       By:___________________________________

                                       Title:________________________________

                                       COMERICA BANK

                                       By:___________________________________

                                       Title:________________________________

                                    EXHIBIT A

DEFINITIONS

"Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

"Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

"Bonds" means the $5,000,000 Mississippi Business Finance Corporation Taxable Variable Rate Demand Limited Obligation Revenue Bonds, Series 2004 (Priority Fulfillment Services, Inc. Project).

"Bond Documents" means all documents, instruments and agreements executed by Borrower in connection with the issuance of the Bonds.

"Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

"Borrowing Base" means an amount equal to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

"BSD" means Business Supplies Distributors Holdings, LLC, a Delaware limited liability company.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

"Cash" means unrestricted cash and cash equivalents.

"Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Chief Executive Office" means 500 North Central Expressway, 5th Floor, Plano, Texas 75074, where Borrower's chief executive office is located.

"Closing Date" means the date of this Agreement.

"Code" means the California Uniform Commercial Code as amended or supplemented from time to time.

"Collateral" means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Collateral State" means the state or states where the Collateral is located, which are Texas, Tennessee, and Mississippi.

"Committed Revolving Line" means a Credit Extension of up to $5,000,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit).

"Contingent Obligation" means, as applied to any Person (other than as between Borrowers, Guarantor or any Subsidiary), any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means each Advance, Equipment Advance, the Equipment Term Loan, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

"Designated Account Debtor" means that certain account debtor named as the "Designated Account Debtor" by Borrower and Bank in a separate letter agreement of even date herewith, as from time to time amended or modified.

"Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following (all references to percentages shall mean in dollar amount):

(a) Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

(b) Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d) Accounts arising from the sale of goods by Borrower and with respect to which such goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower (excluding amounts owed to account debtors for money received in Third Party Deposit Accounts and money received or to be received in settlement of credit card account receivables of Borrower's account debtors);

(i) Accounts with respect to an account debtor (other than IBM and the Designated Account Debtor), including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(j) Accounts with respect to which IBM is the account debtor, to the extent that its total obligations to Borrower exceed 40% of all Accounts, except as approved in writing by Bank;

(k) Accounts with respect to which the Designated Account Debtor is the account debtor, to the extent that its total obligations to Borrower exceed 35% of all Accounts, except as approved in writing by Bank;

(l) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(m)   Credit card Accounts; and

(n) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are (i) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, (ii) insured by EXIM Bank, (iii) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, or (iv) approved by Bank on a case-by-case basis.

"Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

"Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

"Equipment Advance" has the meaning set forth in Section 2.1(c).

"Equipment Term Loan" has the meaning assigned in Section 2.1(e).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"Event of Default" has the meaning assigned in Article 8.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

"Guarantor" means PFSweb, Inc., a Delaware corporation.

"Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following to the extent freely assignable:

(a)   Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

"Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing. Inventory does not include any of the foregoing which is now or hereafter held by, or in the possession of, Borrower for or on behalf of its customers.

"Investment" means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Letter of Credit" means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower's request in accordance with Section 2.1(b)(iii).

"Letter of Credit Sublimit" means a sublimit for Letters of Credit under the Committed Revolving Line not to exceed $2,500,000.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

"Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

"Maximum Equipment Line Availability" means $1,000,000.

"Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

"Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

"Organizational Jurisdiction" means (a) with respect to Borrower, Delaware, the state under whose laws Borrower is organized, and (b) with respect to each Subsidiary, the jurisdiction indicated opposite such Subsidiary's name on the Schedule.

"Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

"Permitted Indebtedness" means (without duplication):

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)   Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed (i) $4,000,000 in the aggregate in each of Borrower's fiscal years 2004 and 2005 and (ii) $3,000,000 in the aggregate in Borrower's fiscal year 2006 and in each fiscal year thereafter, secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) Subordinated Debt and the Indebtedness described in clause (h) of Permitted Investments (but without duplication thereof);

(e) Indebtedness to or for the benefit of trade creditors incurred in the ordinary course of business

(f) Indebtedness arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, provided that such agreements and arrangements are with counterparties and on terms reasonably satisfactory to Bank;

(g) Indebtedness of Borrower under (i) the Reimbursement Agreement; (ii) that certain Loan Agreement dated as of November 1, 2004, between Borrower and the Mississippi Business Finance Corporation, and (iii) the other documents executed by Borrower in connection with the Bonds.

(h)   Indebtedness evidenced by the Subordinated Demand Note;

(i) Indebtedness of PFSM, LLC owing to Borrower for the acquisition of equipment by PFSM, LLC, provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness, (ii) the aggregate principal amount of Indebtedness incurred by PFSM, LLC pursuant to this clause when added to the aggregate amount of Investments made by Borrower pursuant to clause (g) of the definition of Permitted Investments does not exceed $450,000 in any fiscal year, and (iii) at the time of incurrence of such Indebtedness and after giving effect thereto, no Event of Default has occurred and is continuing;

(j) Indebtedness described in clause (g) of Permitted Investments (but without duplication thereof);

(k) Indebtedness described in clause (f) of Permitted Investments (but without duplication thereof);

(l) Intercompany Indebtedness incurred in connection with the allocation of certain expenses (such as expenses incurred for reports filed with the Securities and Exchange Commission) to PFSweb, Inc., provided that the aggregate amount (excluding any intercompany Indebtedness incurred to pay expenses in connection with a stock offering by PFSweb, Inc.) of such allocated expenses does not exceed $100,000 in any fiscal year; and

(m) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided with respect to such Permitted Indebtedness (other than trade payables) that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

"Permitted Investment" means:

(a)   Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) Bank's certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank's money market accounts;

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)   Investments accepted in connection with Permitted Transfers;

(e) Advances by Borrower to Supplies Distributors, Inc. pursuant to the Subordinated Demand Note, so long as (1) the aggregate outstanding principal amount of such Indebtedness does not exceed $8,005,000 (excluding accrued and unpaid interest) at any time, and (2) before and after giving effect to such advances no Event of Default has occurred and is continuing;

(f) Investments in or advances to PFSweb B.V. by Borrower not to exceed $1,000,000 in the aggregate in any fiscal year (excluding accrued interest), so long as before and after giving effect to such Investments or advances, no Event of Default has occurred and is continuing;

(g) Investments in or advances to Priority Fulfillment Services of Canada, Inc. by Borrower not to exceed $1,000,000 in the aggregate in any fiscal year (excluding accrued interest), so long as before and after giving effect to such Investments or advances, no Event of Default has occurred and is continuing;

(h) Investments by Borrower in PFSM, LLC for the acquisition of equipment by PFSM, LLC, provided (i) each such Investment does not exceed the lesser of the cost or fair market value of the equipment acquired with such Investment, (ii) the aggregate amount of Investments made by Priority pursuant to this clause when added to the Indebtedness incurred by PFSM, LLC pursuant to clause (i) of the definition of Permitted Indebtedness does not exceed $450,000 in any fiscal year, and (iii) at the time of each such Investment and after giving effect thereto, no Event of Default has occurred and is continuing;

(i) Investments by Borrower in Supplies Distributors, Inc. in an amount not to exceed the aggregate cash dividends paid to Borrower by Supplies Distributors, Inc. after the date hereof, so long as at the time of and after giving effect to each such Investment, no Event of Default has occurred and is continuing;

(j) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries (not described in clauses (a), (d), (e), (f), (g), (h) and (i) above), not to exceed $100,000 in the aggregate in any fiscal year (excluding increases in Borrower's Investment in existing Subsidiaries that arise solely as a result of earnings by such Subsidiaries that are not distributed to Borrower);

(k) Investments not to exceed $100,000 outstanding at any time in the aggregate consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors;

(l) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

(m) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(n) Capitalization of intercompany Indebtedness that is outstanding on the date of this Agreement; and

(o) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

"Permitted Liens" means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank's security interests;

(c) Liens not to exceed (i) $4,000,000 in the aggregate in each of Borrower's fiscal years 2004 and 2005, and (ii) $3,000,000 beginning with Borrower's 2005 fiscal year and each fiscal year thereafter (1) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (2) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

(f)   Liens securing the Bonds;

(g) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts other than the deposit accounts listed in the Schedule and any Third Party Deposit Account; and

(h) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on Borrower and its Subsidiaries taken as a whole.

"Permitted Transfer" means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)   Inventory in the ordinary course of business;

(b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c)   worn-out or obsolete Equipment;

(d)   any Equipment under a sale-leaseback transaction approved by Bank;

(e) any transfer of assets made by Borrower to PFSweb B.V. in connection with the reincorporation of PFSweb B.V. under the laws of Belgium, provided that such assets were originally transferred to such Borrower by PFSweb B.V. in connection with its reincorporation; or

(f) other assets of Borrower or its Subsidiaries the gross sales proceeds of which do not in the aggregate exceed $250,000 during any fiscal year.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

"Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

"Reimbursement Agreement" means that certain Reimbursement Agreement dated as of November 1, 2004, between Borrower and Bank, as from time to time amended or modified, which was executed in connection with the Bonds.

"Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Corporate Controller of Borrower.

"Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(b) hereof.

"Revolving Maturity Date" means March 2, 2007.

"Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

"SOS Reports" means the official reports from the Secretaries of State or other applicable governmental official of each Collateral State, Chief Executive Office and the Organizational Jurisdiction and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

"Standby Letter of Credit" means a letter of credit to be issued in connection with the Bonds on December 29, 2004, for the account of Borrower in the stated amount of $5,061,643.84 and for the benefit of U.S. Bank National Association, as Trustee.

"Subordinated Debt" means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank), including all obligations owing by Borrower to IBM Belgium Financial Services S.A., Congress Financial Corporation (Southwest) or IBM Credit Corporation that is expressly subordinated by the Subordination Agreements of even date herewith, as from time to time amended, modified or restated.

"Subordinated Demand Note" means the promissory note dated November 12, 2002, in the stated principal amount of $8,000,000, from Supplies Distributor, Inc. to Borrower, which has been subordinated to all obligations of Supplies Distributors, Inc. owed to IBM Credit Corporation, Congress Financial Corporation (Southwest) and IBM Belgium Financial Services S.A.

"Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

"Tangible Net Worth" means at any date as of which the amount thereof shall be determined (a) the consolidated shareholder equity of Guarantor (excluding foreign currency translation accounts), minus (b) goodwill.

"Third Party Deposit Accounts" means those deposit accounts now existing or hereafter established by Borrower for deposits of funds received by Borrower on behalf of its account debtors in payment of such account debtors' receivables, provided that such deposit accounts are titled to clearly indicate that Borrower maintains such deposit accounts on behalf of its account debtors.

"Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

"Tranche A" has the meaning assigned in Section 2.1(c)(i).

"Tranche B" has the meaning assigned in Section 2.1(c)(i).

"Tranche A Equipment Advance" or "Tranche A Equipment Advances" means any Equipment Advances(s) made under Tranche A.

"Tranche B Equipment Advance" or "Tranche B Equipment Advances" means any Equipment Advances(s) made under Tranche B.

"Tranche A Availability End Date" means June ___, 2005.

"Tranche B Availability End Date" means December ___, 2005.

DEBTOR                     PRIORITY FULFILLMENT SERVICES, INC.

SECURED PARTY:             COMERICA BANK

                                    EXHIBIT B

                        COLLATERAL DESCRIPTION ATTACHMENT
            TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts (other than the Third Party Deposit Accounts), documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein,
      (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing;

(e) All ownership interest of Debtor in Supplies Distributors Holdings, LLC and PFSM, LLC, together with all dividends and other distributions at any time made with respect to such ownership interests; and

(f) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

                                    EXHIBIT C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: [_______________]                                    DATE:_________________

FAX #: [_______________]                                 TIME:_________________

FROM: PRIORITY FULFILLMENT SERVICES, INC.

CLIENT NAME (BORROWER)
REQUESTED BY:__________________________________________________________________
AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:__________________________________________________________

PHONE NUMBER:__________________________________________________________________

FROM ACCOUNT # ______________________ TO ACCOUNT # ____________________________

REQUESTED TRANSACTION TYPE           REQUEST DOLLAR AMOUNT
                                     $__________________________________________
PRINCIPAL INCREASE (ADVANCE)         $__________________________________________
PRINCIPAL PAYMENT (ONLY)             $__________________________________________
INTEREST PAYMENT (ONLY)              $__________________________________________
PRINCIPAL AND INTEREST (PAYMENT)     $__________________________________________

OTHER INSTRUCTIONS:_____________________________________________________________
________________________________________________________________________________

All representations and warranties of Borrower stated in the First Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________________________      ________________________________
Authorized Requester                            Phone #

_________________________________________       ________________________________
Received By (Bank)                              Phone #

__________________________________________
Authorized Signature (Bank)

                                    EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Priority Fulfillment Services, Inc.              Lender: ________ Bank

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
         1.       Accounts Receivable Book Value as of ___                                                          $___________
         2.       Additions (please explain on reverse)                                                             $___________
         3.       TOTAL ACCOUNTS RECEIVABLE                                                                         $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.       Amounts over 90 days due                                                      $___________
         5.       Balance of 25% over 90 day accounts                                           $___________
         6.       Concentration Limits
         7.       Foreign Accounts                                                              $___________
         8.       Governmental Accounts                                                         $___________
         9.       Contra Accounts                                                               $___________
         10.      Demo Accounts                                                                 $___________
         11.      Intercompany/Employee Accounts                                                $___________
         12.      Credit Card Accounts                                                          $___________
         13.      Other (please explain on reverse)                                             $___________
         14.      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                              $___________
         15.      Eligible Accounts (#3 minus #14)                                                                  $___________
         16.      LOAN VALUE OF ACCOUNTS (80% of #15)                                                               $___________

BALANCES

         17.      Maximum Loan Amount                                                                               $5,000,000
         18.      Total Funds Available [Lesser of #17 or #16]                                                      $___________
         19.      Present balance owing on Line of Credit                                                           $___________
         20.      Outstanding under Sublimit (Letters of Credit)                                                    $___________
         21.      RESERVE POSITION (#18 minus #19 and #20)                                                          $___________

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the First Amended and Restated Loan and Security Agreement between the undersigned and Comerica Bank.

PRIORITY FULFILLMENT SERVICES, INC.

By:_________________________________________________________
        Authorized Signer

                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE

TO:               COMERICA BANK

FROM:             PRIORITY FULFILLMENT SERVICES, INC.

The undersigned authorized officer of PRIORITY FULFILLMENT SERVICES, INC. hereby certifies that in accordance with the terms and conditions of the First Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                       REQUIRED                   ACTUAL        COMPLIES
------------------                       --------                   ------      -------------
Monthly financial statements             Monthly within 35 days                 Yes        No
Annual (CPA Audited) of Guarantor        FYE within 90 days                     Yes        No
Annual (CPA Audited) of BSD              FYE within 90 days                     Yes        No
10K of Guarantor                         FYE within 90 days                     Yes        No
10Q of Guarantor                         Quarterly within 45 days               Yes        No
A/R & A/P Agings, Borrowing Base Cert.   Monthly within 30 days*                Yes        No
A/R Audit                                Annual                                 Yes        No
IP Report                                Quarterly within 30 days               Yes        No
Tangible Net Worth

                                         $21,000,000                $________   Yes        No

*Weekly during any period that Adjusted Tangible Net Worth is less than $21,000,000

FINANCIAL COVENANT                       REQUIRED                   ACTUAL         COMPLIES
------------------                       --------                   ------      -------------
Maintain on a Monthly  Basis:
     Liquidity Ratio                     1.25:1.00                  ____:1.00   Yes        No
     EBITDA                              SEE SECTION 6.7(d)         $________   Yes        No
     Minimum Tangible Net Worth          > of $20,000,000 or        $________   Yes        No
                                         $2,000,000 plus IBM et
                                         al requirement
     Minimum Cash                        $1,250,000*                $________   Yes        No

*subject to adjustment based on appraisal of Equipment

COMMENTS REGARDING EXCEPTIONS:  See Attached.

                                         BANK USE ONLY

                                         Received by:___________________________
Sincerely,                               AUTHORIZED SIGNER

                                         Date:__________________________________

                                         Verified:______________________________
______________________________________   AUTHORIZED SIGNER
SIGNATURE

                                         Date:__________________________________
______________________________________
TITLE
                                         Compliance Status        Yes        No
______________________________________
DATE

                             SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Exhibit A)

Permitted Investments (Exhibit A)

Permitted Liens (Exhibit A)

Prior Names (Section 5.5)

Litigation (Section 5.6)

Outgoing Wires (Section 7.13)

CORPORATION RESOLUTIONS AND INCUMBENCY CERTIFICATION
AUTHORITY TO PROCURE LOANS

I certify that I am the duly elected and qualified Secretary of Priority Fulfillment Services, Inc. (the "Corporation"); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

COPY OF RESOLUTIONS:

Be it Resolved, That:

1. Any one (1) of the following __________________________ (insert titles only) of the Corporation is authorized, for, on behalf of, and in the name of the Corporation to:

      (a) Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank ("Bank"), including, without limitation, that certain First Amended and Restated Loan and Security Agreement dated as of December ________, 2004, as it may subsequently be amended from time to time.

      (b) Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

      (c) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

      (d) Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

      (e) Issue a warrant or warrants to purchase the Corporation's capital stock; and

      (f) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation's property and assets.

2. Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3. Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4. These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5. Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6. The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

      I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

         (PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

   NAME (TYPE OR PRINT)                 TITLE                    SIGNATURE
___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

___________________________      ____________________      _____________________

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December _____________, 2004.

                                                    _______________________
                                                         Secretary

                                       ***

The Above Statements are Correct. _______________________________________
                                  SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

                                  COMERICA BANK
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (REVOLVER)

Name(s): PRIORITY FULFILLMENT SERVICES, INC.                  Date:

      $ credited to deposit account No. ___________ when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

      $           to Comerica Bank for Loan Fee

      $           to Comerica Bank for Document Fee

      $           to Comerica Bank for accounts receivable audit (estimate)

      $           to Bank counsel fees and expenses

      $           to _______________

      $           to _______________

      $           TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

_______________________________                  _______________________________
Signature                                        Signature

                                  COMERICA BANK
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (TERM LOAN)

Name(s): PRIORITY FULFILLMENT SERVICES, INC.                    Date:

         $ credited to deposit account No. ___________ when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

         $        to Comerica Bank for Loan Fee

         $        to Comerica Bank for Document Fee

         $        to Comerica Bank for accounts receivable audit (estimate)

         $        to Bank counsel fees and expenses

         $        to _______________

         $        to _______________

         $        TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

_____________________________                       _________________________
Signature                                           Signature

                         AGREEMENT TO PROVIDE INSURANCE

TO:      COMERICA BANK                           Date: ________________________
         Attn: Deni M. Snider, MC 4770
         75 E. Trimble Road                      Borrower: PRIORITY FULFILLMENT
         San Jose, CA 95131                             SERVICES, INC.

         In consideration of a loan in the amount of [_______________], secured by all tangible personal property including inventory and equipment.

         I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

         I/We also agree to advise the below named agent to add Comerica Bank as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

         I/We understand that the policy must contain:

         1.       Fire and extended coverage in an amount sufficient to cover:

                  (a)      The amount of the loan, OR

                  (b)      All existing encumbrances, whichever is greater,

                  But not in excess of the replacement value of the improvements on the real property.

         2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

         Insurance Co./Agent                            Telephone No.:

         Agent's Address:

                           Signature of Obligor: ______________________________

                           Signature of Obligor: ______________________________

                           FOR BANK USE ONLY

                           INSURANCE VERIFICATION: Date:_______________________

                           Person Spoken to:___________________________________

                           Policy Number:______________________________________

                           Effective From: ______________To: __________________

                           Verified by: _______________________________________

COMERICA BANK
CALIFORNIA'S BUSINESS BANKS                AUTOMATIC DEBIT AUTHORIZATION
MEMBER FDIC

To: COMERICA BANK

Re: LOAN # ___________________________________

You are hereby authorized and instructed to charge account No. ______________ in the name of PRIORITY FULFILLMENT SERVICES, INC. for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

            ____ Debit each interest payment as it becomes due according to the terms of the First Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

            ____ Debit each principal payment as it becomes due according to the terms of the First Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

            ____ Debit each payment for Bank Expenses as it becomes due according to the terms of the First Amended and Restated Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

         Borrower Signature                         Date
         ------------------                         ----
____________________________________      ____________________________

____________________________________      ____________________________

                                            EXHIBIT A to UCC Financing Statement

Secured Party: Comerica Bank

Debtor: Priority Fulfillment Services, Inc.

                        COLLATERAL DESCRIPTION ATTACHMENT
            TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts (other than the Third Party Deposit Accounts), documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein,
      (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing;

(e) all ownership interests of Debtor in Supplies Distributors Holdings, LLC and PFSM, LLC, together with all dividends and other distributions at any time made with respect to such ownership interest; and

(f) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

As used herein, the term "Third Party Deposit Accounts" means these deposit accounts now existing or hereafter established by Debtor for deposits of funds received by Debtor on behalf of its account debtors in payment of such account debtors' receivables; provided that such deposit accounts are titled to clearly indicate that Borrower maintains such deposit accounts on behalf of its account debtors.

                                       1